Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement, dated as of August 15, 2014 (this “Amendment”), is among SFX ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto (collectively, the “Lenders” and individually, a “Lender”) and BARCLAYS BANK PLC, as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns, the “Administrative Agent”) under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to the Credit Agreement, dated as of February 7, 2014 (as amended, restated, extended, supplemented, modified and otherwise in effect to the date hereof, the “Credit Agreement”), among, inter alios, the Borrower, the Lenders party thereto and the Administrative Agent;

WHEREAS, the Borrower has requested that the definition of Consolidated EBITDA (as defined in the Credit Agreement) and the financial covenants set forth in the Credit Agreement be amended as set forth below; and

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

Section 1.                                          Defined Terms.  All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if set forth herein.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” and “this Credit Agreement” (and indirect references such as “hereunder,” “hereby,” “herein,” and “hereof”) shall be deemed to be references to the Credit Agreement as amended by this Amendment.

Section 2.                                          Amendments to the Credit Agreement.  The Credit Agreement (including all schedules and exhibits thereto) is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by:

(i)                                     deleting the “and” after the end of clause (j)(z) of the definition of “Consolidated EBITDA”;

(ii)                                  replacing clause (k) of the definition of “Consolidated EBITDA” in its entirety with the following:

“incremental contributions to Consolidated EBITDA that the Borrower reasonably believes in good faith could have been realized or achieved from the guaranteed payments provided under one or more Qualified Marketing Agreements entered into after the beginning of the relevant period and on or prior to the relevant date of determination if such Qualified Marketing Agreements had been effective as of the beginning of such relevant period; provided, however, that such incremental contributions were reasonably identifiable and quantified in good faith in an officer’s certificate delivered to the Administrative Agent at the time of any calculation of Consolidated EBITDA, and”;

(iii)                               inserting the following sentence immediately after clause (k):

“(l) incremental contributions to Consolidated EBITDA that the Borrower reasonably believes in good faith it will achieve from the end of the relevant period through December 31, 2015 from recoupments under an agreement between the Borrower and M&M Management Vennootschap BVBA, dated as of June 24, 2014 as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided, that (i) such incremental contributions were reasonably identifiable and quantified in good faith in an officer’s certificate delivered to the Administrative Agent at the time of any calculation of Consolidated EBITDA and (ii) no adjustment for recoupments under this clause (l) shall exceed $7.7 million less any such recoupments already reflected in the historical consolidated financial statements of the Borrower.”

(b)                                 Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           If any Revolving Loan, Swingline Loan or L/C Obligation is outstanding as of the last day of any Fiscal Quarter of the Borrower, the Borrower shall not permit the Total Leverage Ratio calculated for the period of four Fiscal Quarters of the Borrower then ended as set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
September 30, 2014	5.50 : 1.00
December 31, 2014	5.50 : 1.00
March 31, 2015	5.00 : 1.00
June 30, 2015	5.00 : 1.00
September 30, 2015	5.00 : 1.00
December 31, 2015	5.00 : 1.00
March 31, 2016 and thereafter	4.50 : 1.00

(b)                                 If any Revolving Loan, Swingline Loan or L/C Obligation, is outstanding as of the last day of any Fiscal Quarter of the Borrower, the Borrower shall not permit the Interest Coverage Ratio calculated as of such day for the period of four Fiscal Quarters of the Borrower then ended to be less than 2.00:1.00.”

Section 3.                                          Conditions to Effectiveness.  This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 1 Effective Date”):

(a)                                 Executed Amendment No. 1 to Credit Agreement.  The Administrative Agent shall have received one or more counterparts of this Amendment duly executed by the Loan Parties, the Administrative Agent and the Required Lenders.

(b)                                 Fees and Expenses.  The Borrower shall have paid all costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) agreed in writing to be paid by it to the Agents and/or the Lenders in connection herewith to the extent due (and, in the case of expenses (including reasonable and documented out-of-pocket legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower not less than two Business Days prior to the Amendment No. 1 Effective Date).

(c)                                  Representations and Warranties; No Default.  Each of the representations and warranties in Section 4 hereof shall be true and correct in all material respects on and as of this date as if made on and as of this date.

Section 4.                                          Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Loan Parties; this Amendment has been duly executed and delivered by the Loan Parties; and this Amendment constitutes a valid and binding agreement of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except (i) as such enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law);

(b)                                 no Default exists or would result from giving effect to this Amendment and the consummation of the transactions contemplated hereby; and

(c)                                  the representations and warranties of the Group Members as set forth in this Amendment and in any other Loan Document to which a Loan Party is a party are true and correct in all material respects on and as of this date as if made on and as of this date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects.  No Default has occurred and is continuing as of the Amendment No. 1 Effective Date.

Section 5.                                          Miscellaneous.

(a)                                 Confirmation of Loan Documents.  Except as expressly provided in this Amendment, each of the Loan Parties hereby ratifies and confirms all of the terms and conditions of the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party and all documents, instruments and agreements related thereto, which remain in full force and effect.  The Borrower hereby reconfirms its obligations pursuant to the Credit Agreement to pay and reimburse the Administrative Agent and the Lenders for all costs and expenses (including without limitation, the fees and expenses of its counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment to the extent required by Section 9.03 of the Credit Agreement.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.  This Amendment shall constitute a Loan Document.

(b)                                 Limitation of this Amendment.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written.  Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this

Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Credit Agreement.

(c)                                  Captions.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d)                                 Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Receipt by facsimile or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(f)                                   Successors and Assigns.  This Amendment shall be binding upon and shall inure to the sole benefit of the Loan Parties, Administrative Agent and Lenders and their respective successors and assigns.

(g)                                  References.  Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(h)                                 Modification; Waiver.  This Amendment may not be modified orally, but only by an agreement in writing in accordance with Section 9.02 of the Credit Agreement.

(i)                                     Although not free from doubt, the Borrower intends to take the position that this Amendment does not result in a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3(e).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
Name: Richard Rosenstein
Title: Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as Administrative Agent, and as L/C Issuer, the Swingline Lender and a Lender

By:	/s/ Irina Dimova
Name: Irina Dimova
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Eric Pratt
Name: Eric Pratt
Title: Director

By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Director

DEUTSCHE BANK SECURITIES INC.,
as a Lender

By:	/s/ John Huntington
Name: John Huntington
Title: Director

By:	/s/ Matt Friend
Name: Matt Friend
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

JEFFRIES FINANCE LLC, as a Lender

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]